UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33284 (Commission File Number)	04-0562086 (IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On March 31, 2008, Molecular Insight Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the financial results of the Company for the fourth quarter and the full fiscal year ended December 31, 2007 and furnished a copy of the press release as Exhibit 99.1 to the original Current Report on Form 8-K filed on March 31, 2008.
After the issuance of the press release and the original filing of the Current Report, management discovered that Consolidated Statements of Operations (Unaudited) for the three months ended December 31, 2007 and 2006 included in the press release contained an error in the amount of basic and diluted net loss per share reported for the three months ended December 31, 2007, which should have been reported as (0.87) as opposed to (0.94).
The Company re-issued the press release with a corrected copy of the Consolidated Statements of Operations for the three months ended December 31, 2007 and 2006, a copy of which is furnished herewith as Exhibit 99.1 to this Amended Current Report on Form 8-K/A. Reference should be hereafter made to the press release furnished herewith as Exhibit 99.1 to this Form 8-K/A, which supersedes and corrects the press release issued earlier on March 31, 2008 and attached as an exhibit to the original Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is furnished pursuant to Item 2.02:

99.1	Corrected Earnings Release of Molecular Insight Pharmaceuticals, Inc. dated March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 1st day of April, 2008.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ David S. Barlow
	Name:	David S. Barlow
	Title:	Chairman and Chief Executive Officer

Exhibit Index to Current Report on Form 8-K/A

Exhibit
Number
99.1	Corrected Earnings Release of Molecular Insight Pharmaceuticals, Inc. dated March 31, 2008